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                                                                    EXHIBIT 99.1


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                   PROXY                 COMVERSE TECHNOLOGY, INC.
                                    THIS PROXY IS SOLICITED ON BEHALF OF
                                          THE BOARD OF DIRECTORS
                                       OF COMVERSE TECHNOLOGY, INC.

                     The undersigned shareholder of COMVERSE TECHNOLOGY, INC. a
                   New York Corporation (the "Corporation"), hereby appoints Kobi Alexander, Igal Nissim, William F. Sorin and David Kreinberg, and each of them voting singly in the absence of the others, attorneys and proxies each with full power of substitution and revocation, to represent and vote all shares of Common Stock of the Corporation which the undersigned is entitled in any capacity to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, January 13, 1998, at 10:00 a.m. (local time), and at any adjournments or postponements thereof, upon the proposals listed on the reverse side of this Proxy and more fully described in the Notice of Annual Meeting of Shareholders dated December 1, 1997 and the Joint Proxy Statement/Prospectus dated December 1, 1997 of the Corporation and Boston Technology, Inc. ("BTI") and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting and upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this Proxy:

                        (TO BE COMPLETED AND SIGNED ON REVERSE SIDE.)
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[ ] Please mark your votes
    as in the example.

The Board of Directors recommends a vote for each of the following proposals:

Proposal No. 1 - To elect as
directors the following
nominees

FOR all nominees     WITHHOLD      Nominees:  Kobi Alexander
listed at right      AUTHORITY                Zvi Alexander
(except as          to vote for               John H. Friedman
marked to the       all nominees              Sam Oolie
contrary below)      at right                 William F. Sorin
    [ ]                [ ]                    Carmel Vernia
                                              Shaula A. Yemini
(Instruction:  To withhold
authority to vote for any
individual nominee, write
that nominee's name on the
space provided below)

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Proposal No. 2 - To adopt
the Agreement and Plan of       For  Against  Abstain
Merger dated as of August       [ ]    [ ]      [ ]
20, 1997, between the
Corporation and BTI,
providing for the merger of
BTI with and into the
Corporation

Proposal No. 3 - To     FOR AGAINST ABSTAIN
ratify the              [ ]   [ ]     [ ]
selection of
auditors
                        FOR AGAINST ABSTAIN
Proposal No. 4 - To     [ ]   [ ]     [ ]
approve the 1997
Stock Incentive
Compensation Plan
                        FOR AGAINST ABSTAIN
Proposal No. 5 - To     [ ]   [ ]     [ ]
approve the 1997
Employee Stock
Purchase Plan


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted "FOR" the election to the Board of Directors of the seven nominees identified above and "FOR"
Proposal Nos. 2, 3, 4 and 5.


                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.

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SIGNATURE_________________________________________________  DATE__________, 1997
NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign name by an authorized person.